UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 19, 2009
____________________

Tegal Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction
of Incorporation)
000-26824
(Commission
File Number)
68-0370244
(I.R.S. Employer
Identification No.)

2201 South McDowell Boulevard
Petaluma, CA 94954
(Address of Principal Executive Offices)

(707) 763-5600
(Registrant’s telephone number, including area code)

_____________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously reported on a Current Report on Form 8-K filed with the SEC on June 17, 2009, Edward A. Dohring resigned from the Board of Directors (the “Board”) of Tegal Corporation (the “Company”) effective June 16, 2009.  On June 16, 2009, the Company notified The NASDAQ Stock Market LLC (“NASDAQ”) that, due to the resignation of Mr. Dohring, the Company no longer complies with NASDAQ's independent directors requirement for continued listing as set forth in NASDAQ Listing Rule 5606(b)(1) and NASDAQ's audit committee composition requirements for continued listing as set forth in NASDAQ Listing Rule 5605(c)(2)(A).

On June 19, 2009, the Company received a letter from NASDAQ (the “Letter”) indicating that, in accordance with Rules 5605(b)(1) and 5605(c)(4) of the NASDAQ Listing Rules, NASDAQ will provide the Company a cure period to regain compliance equal to the earlier of the Company’s next annual shareholders’ meeting or June 16, 2010, or, if the next annual shareholders’ meeting is held before December 14, 2009, then the Company must evidence compliance no later than December 14, 2009.  The Company intends to evaluate candidates who are qualified to serve on the Board and the Audit Committee of the Board.

In accordance with NASDAQ Listing Rule 5810(b), the Company issued a press release on June 23, 2009 to announce that the Company had received the Letter.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated June 23, 2009.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2009	TEGAL CORPORATION
	By:	/s/ Christine T. Hergenrother
	Name: Title:	Christine T. Hergenrother Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated June 23, 2009.